Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES FULL PUBLICATION OF PHASE 1/2 DATA IN SCIENCE TRANSLATIONAL MEDICINE

TORRANCE, CA – SEPTEMBER 9, 2020 – Forte Biosciences, Inc. ( www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company, today announced the publication in Science Translational Medicine of the full results of the Phase 1/2a data for its lead product candidate, FB-401.

FB-401, a live biotherapeutic consisting of specifically selected strains of commensal Roseomonas mucosa, was studied in an open-label Phase 1/2a trial in atopic dermatitis (AD) patients and demonstrated excellent tolerability and significant improvement in disease activity in both adults and children.

In the pediatric cohort, 20 AD patients with mild, moderate and severe disease, ranging in age from 3 to 16 years of age, were treated topically with FB-401 for 16 weeks (twice weekly for 12 weeks and every other day for the final 4 weeks). 90% (18/20) of the pediatric patients reported at least a 50% improvement in the Eczema Activity and Severity Index (EASI -50) with 100% (9/9) of the moderate-to-severe patients achieving EASI-50. The mean improvement in the EASI score was 77% with improvements observed on all actively treated body sites. Pruritus (itch) also improved by an average 58%. The mechanism of action for FB-401 involves pathways that drive tissue repair and anti-inflammation.

“The publication of the clinical and mechanistic data in Science Translational Medicine highlights the significant potential of FB- 401, particularly for pediatrics, who account for a significant fraction of AD patients and for whom safe and effective treatment options are limited” said Paul Wagner, Ph.D., Chief Executive Officer of Forte Biosciences. “We look forward to continuing to advance this important therapy and initiating our randomized placebo-controlled trial of FB-401 in AD patients 2 years of age and older.”

For additional information about the trial, see ClinicalTrials.gov using identifier NCT04504279.

About Forte

Forte Biosciences, Inc. is a clinical stage dermatology company developing a live biotherapeutic, FB-401, for the treatment of inflammatory skin diseases. FB-401 has completed Phase 1/2a testing in adult and pediatric (3 years of age and older) patients with atopic dermatitis. There is a significant unmet need for safe and effective therapies particularly for pediatric atopic dermatitis patients. Forte is preparing for the initiation of the randomized Phase 2 clinical trial for FB-401 in the third quarter of 2020.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations on achieving its next level of corporate growth; the ability of the company to continue to advance its product candidates through the development process and achieve potential clinical development milestones in the future. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance the company’s product candidates and preclinical programs; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally; and risks associated with the possible failure to realize certain anticipated benefits of the transaction, including with respect to future financial and operating results. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the Securities and Exchange Commission on August 10, 2020, and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors:

Forte Biosciences, Inc.

Paul Wagner, CEO

investors@fortebiorx.com

LifeSci Advisors

Mike Moyer, Managing Director

617.308.4306

mmoyer@lifesciadvisors.com